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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     -------------------------------------

                                    FORM 8-K

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                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934







                August 9, 2000                                  0-21537
--------------------------------------------------     -------------------------
 Date of Report (Date of earliest event reported)       Commission File Number




                            PACIFIC BIOMETRICS, INC.
             (Exact name of registrant as specified in its charter)




                       Delaware                                                     93-1211114
--------------------------------------------------------------        ---------------------------------------
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification Number)


                         23120 Alica Parkway, Suite 200
                             Mission Viejo, CA 92692
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               (Address of Principal Executive Offices) (Zip Code)


                                 (949) 455-9724
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              (Registrant's telephone number, including area code)

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Item 5.  Other Events.

As previously reported, the Company executed an Agreement of Purchase and Sale of Assets dated April 18, 2000 and a First Amendment to Agreement of Purchase and Sale of Assets dated June 22, 2000 (together, the "Purchase Agreement") with Saigene Corporation ("Saigene"). The Purchase Agreement, which is subject to stockholder approval, will transfer the business and all assets of the Company's Seattle laboratory operation to Saigene for a total consideration of $4,000,000. Saigene has failed to satisfy certain conditions relating to payments as required and is in default on the Purchase Agreement. Saigene has requested a further extension to January 20, 2001 to complete the Purchase Agreement and the Company and Saigene signed a Second Amendment to Agreement of Purchase and Sale of Assets, dated August 4, 2000 (the "Second Amendment").

In exchange for this extension, Saigene has agreed to the following additional terms. Saigene paid the Company $75,000 on July 19, 2000 as part of the purchase price. Saigene will pay $20,000 on each of August 28th, September 20th, October 20th, November 20th and December 20, 2000. One half of each $20,000 payment will be credited toward the purchase price and one-half of each payment will be consideration paid for the additional time extension. Payments toward the purchase price will be credited against the escrow payment required at the time of closing. All payments made according to the Second Amendment will be forfeited by Saigene if they fail to make any of the required payments, including the closing payments. Saigene and the Company have further agreed that Saigene may extend the January 20, 2001 Closing Date on a month-by-month basis by increasing the monthly payments to $30,000 beginning January 20, 2001. One-half of each payment would be credited to the purchase price and one-half of each payment would be consideration for the additional time extension. The Company has the right to terminate the Purchase Agreement at the end of any extension period by giving 20 days prior written notice.

There can be no assurance that Saigene will be able to complete the Purchase Agreement as amended or consummate the transactions contemplated therein. Failure to complete this transaction would likely return operational control of the laboratory to the Company. While the laboratory would have less debt as a result of the Second Amendment, the Company will not be financially capable of maintaining the laboratory operation and there can be no assurance that another buyer could be found in a timely manner. This could force the Company to seek protection from creditors under the bankruptcy laws.

Even upon completion of the transaction with Saigene, the Company will still have various debts and claims that need to be settled. These include amounts owed to various consultants, vendors and suppliers of the Company not related to the Seattle laboratory operation (estimated to be between $250,000 and $400,000); deferred pay to current and former employees (approximately $700,000); and a potential liability of approximately $2.0 million related to the OsteoPatch technology (See below). The Company will attempt to settle these debts with cash, stock, and technology assets. There can be no assurance that the Company will be successful in these negotiations and may have to seek protection from creditors under the bankruptcy laws. If the Company is successful in settling the remaining debts, then the Company plans to pursue a merger with another company as a means of providing some value to common stockholders. There can be no assurance that the Company will be successful in finding and negotiating a successful merger or that any such merger would create value for the stockholders.

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The Minnesota Mining and Manufacturing Company (3M), as a party in possession of secured property, has not informed the Company of its plans for the Sudormed assets. This includes the SkinPatch(TM) technology rights, which are part of the Company's OsteoPatch(TM) product. The Company had sought to reestablish certain rights to this technology in order to create additional value for the Company's other intellectual property related to the OsteoPatch. Without an agreement with 3M, the Company's OsteoPatch assets may not have any value and the Company expensed all of these assets in March 1999. In May 2000, 3M notified the Company that, in its capacity as a secured party in possession of the Sudormed assets, it demands payment in full of the $1.6 million plus accrued interest and fees due and owing under the License Agreement between the Company and Sudormed. The Company and 3M are seeking to settle this claim. 3M has objected to the laboratory sale transaction that is proceeding with Saigene. Although, the Company disputes 3M's claim, 3M may seek to enforce its rights through legal process. The Company is not certain of the impact of 3M's demand on the proposed transaction with Saigene or what legal rights may be asserted by 3M to protect its claim. If 3M should be successful in blocking the proposed sale of the laboratory, or commences a legal action against the Company, the Company may have no alternative than to seek protection from creditors under the bankruptcy laws. The Company intends to respond to the actions of 3M as appropriate.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         (a)      not applicable

         (b)      not applicable

         (c) Exhibits - Second Amendment to Agreement of Purchase and Sale of Assets, dated August 4, 2000


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 9, 2000               PACIFIC BIOMETRICS, INC.



                                   By: /s/ Paul Kanan
                                       -----------------------
                                   Name:   Paul G. Kanan
                                   Title:  President and Chief Executive Officer


                                       4

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                               SECOND AMENDMENT TO
                    AGREEMENT OF PURCHASE AND SALE OF ASSETS


                  This Second Amendment To Agreement Of Purchase And Sale Of Assets (the "Amendment") is made and entered into effective this 4th day of August, 2000, by and between Saigene Corporation, a Delaware corporation (the "Buyer"), on the one hand, and Pacific Biometrics, Inc., a Delaware corporation (hereinafter referred to as the "Parent"), and Pacific Biometrics, Inc., a Washington corporation (hereinafter referred to as the "Subsidiary"), on the other hand. Parent and Subsidiary are sometimes hereinafter collectively referred to as the "Selling Parties."


                                    RECITALS:

                  WHEREAS, the parties have entered into that certain Agreement Of Purchase And Sale Of Assets, dated April 18, 2000, by and between the Buyer and Selling Parties (the "Asset Purchase Agreement") and the First Amendment to Agreement of Purchase and Sale of Assets, dated June 22, 2000 (the "First Amendment"); and

                  WHEREAS, Buyer seeks to modify the timing of the payments required under the Asset Purchase Agreement and the First Amendment and to extend the Closing Date; and

                  WHEREAS, Selling Parties are willing to modify the timing of the payments and to extend the Closing Date of the Asset Purchase Agreement, as amended by the First Amendment, on the terms and conditions state herein.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:


                                   AGREEMENT:

                  1. Extension of Closing Date. The parties agree that the term "Closing Date" shall now mean January 20, 2001, instead of August 15, 2000. Notwithstanding the foregoing, Buyer may advance the Closing Date at any time by paying the remaining balance of the Purchase Price, or may extend the Closing Date as provided in Section 3, below.

                  2. Payment of Purchase Price. The parties acknowledge and agree that Buyer has paid Seventy-Five Thousand Dollars ($75,000.00) of the One Hundred Fifty Thousand Dollars ($150,000.00) required to be paid, on or before July 15, 2000, under the First Amendment, and that the following provisions shall replace the provisions of the First Amendment with respect to the payment of the Purchase Price: (a) In addition to the $75,000.00 previously paid on or about July 17, 2000, Buyer shall pay Selling Parties the sum of Twenty Thousand Dollars ($20,000.00) on August 28, 2000, and then pay $20,000.00 on the 20th day of each calendar month thereafter until the

                                       5


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Closing Date (which $20,000.00 payments shall each hereinafter collectively be referred to as the "Extension Payments"); (b) Ten Thousand Dollars ($10,000.00) of each of the Extension Payments shall constitute consideration for the extension of the Closing Date and shall not be credited towards payment of the Purchase Price, and the remaining Ten Thousand Dollars ($10,000.00) of each such Extension Payment shall be credited against the cash portion of the Purchase Price; (c) on the Closing Date, Buyer shall pay to Selling Parties the remaining cash portion of the Purchase Price required under Section 1.3(d)(ii) of the Asset Purchase Agreement (which amount is currently $275,000.00); and (d) on the Closing Date, Buyer shall place Three Hundred Thousand Dollars ($300,000.00) into escrow as required under Section 1.3(d)(iii) of the Asset Purchase Agreement, subject to reduction as provided in this Second Amendment. The $10,000.00 of each Extension Payment credited against the Purchase Price shall reduce the $300,000.00 Buyer is required to place in escrow at the Closing under
Section 1.3(d)(iii) of the Asset Purchase Agreement. The Extension Payments are subject to the same conditions as the Fifty Thousand Dollars ($50,000.00) previously paid under section 1.3(d)(i) of the Asset Purchase Agreement. Additionally, Buyer's failure to pay any Extension Payment within Five (5) days of its due date shall constitute a material default by Buyer.

                  3. Further Extension of Closing Date. Buyer may extend the Closing Date beyond January 20, 2001, for additional 30-day periods by paying to Selling Parties the sum of Thirty Thousand Dollars ($30,000.00) for each such extension (the "Extension Fee"). Fifteen Thousand Dollars ($15,000.00) of each Extension Fee paid by Buyer shall constitute consideration for the additional extension of the Closing Date and shall not be credited towards payment of the Purchase Price, and the remaining Fifteen Thousand Dollars ($15,000.00) of each Extension Fee shall be credited against the cash portion of the Purchase Price. Again, the $15,000.00 of each Extension Fee credited against the Purchase Price shall reduce the $300,000.00 Buyer is required to place in escrow at the Closing under Section 1.3(d)(iii) of the Asset Purchase Agreement. However, in the event that the Closing does not take place on or before January 20, 2001, then the Selling Parties may terminate the Asset Purchase Agreement at the end of any extension period by giving Buyer not less than Twenty (20) days written notice. For example, if the Closing does not occur on or before January 20, 2001, and Buyer pays the Extension Fee to the Selling Parties on or before such date (thereby extending the Closing Date to February 19, 2001), then the Selling Parties may terminate the Asset Purchase Agreement on February 19, 2001 (assuming the Closing does not occur on or before such date) by giving Buyer written notice on or before January 31, 2001 of their intent to terminate the Asset Purchase Agreement as of February 19, 2001.

                  4. Counterparts; Facsimile Signatures. This Amendment may be executed in one or more counterparts, using facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5. Other Terms Remain in Effect. All other terms and provisions of the Asset Purchase Agreement and First Amendment shall remain in full force and effect. Any capitalized terms not defined herein shall have the meanings set forth in the Asset Purchase Agreement.

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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Second Amendment as of the day and year first above written.



     BUYER                                    PARENT

     Saigene Corporation,                     Pacific Biometrics, Inc.,
     a Delaware corporation                   a Delaware corporation


By:  /s/ Ronald R. Helm                       By:  /s/ Paul Kanan
     ------------------                            --------------
     Ronald R. Helm                                Paul Kanan
     Its: Chief Executive Officer                  Its: Chief Executive Officer



                                              SUBSIDIARY

                                              Pacific Biometrics, Inc.,
                                              a Washington corporation


                                              By:  /s/ Paul Kanan
                                                   --------------
                                                   Paul Kanan
                                                   Its:  Chief Executive Officer

                                       7